Nittany Financial Corp.       Subject:  3rd Qtr 2005 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     November 14, 2005

FOR IMMEDIATE RELEASE

                   NITTANY FINANCIAL CORP. ANNOUNCES INCREASED
                              3RD QUARTER EARNINGS

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board: NTNY) the holding company for Nittany Bank, Vantage Investment Advisors, LLC ("Vantage") and Nittany Asset Management Inc., today announced third quarter earnings.

Fully diluted net earnings for the quarter ending September 30, 2005 were $1,056,800 or $0.45 per share, compared to $797,800 or $0.38 per share for the quarter ending September 30, 2004, a 32% increase in net earnings. Net interest income for the quarter was $2,612,200, compared to $2,298,900 for the same period in the previous year, a 14% increase. The increases resulted primarily from substantial growth in the loan portfolio during the year. Non-interest income grew to $1,044,900 for the quarter from $851,500 for the previous year, due primarily to the growth in asset management income at Vantage and increased fees from secondary market mortgage operations at Nittany Bank. Vantage, the investment advisory subsidiary of Nittany Financial Corp., now has approximately $325 million in assets under management, an increase of nearly $75 million from September 30, 2004.

"We are pleased with our continued strong loan growth and record earnings in the face of rising interest rates on deposits and a significant increase in the number of competitors in our primary market. We believe that maintaining our original plan of aggressively priced core deposit accounts and superior service will provide a renewed ability to attract core funding," commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp.

Total assets for the consolidated entity were $340,821,000 at September 30, 2005, compared to $299,235,700 at December 31, 2004. Total deposits decreased from $258,270,900 at December 31, 2004 to $239,080,400 at September 30, 2005.
During the period, several large deposit withdrawals, coupled with the current interest rate environment, accounted for the reduction. New account openings for the quarter were on par with previous quarters. Net loans grew by 15% to $270,523,600 for the nine months ending September 30, 2005 and non-performing loans over 90 days delinquent were $591,300, which is less than 0.22% of the total loan portfolio at September 30, 2005.

President and CEO David Richards added, "We were pleased to be able to pay our first semi-annual cash dividend of $0.25 per share on June 30th. Earnings continue to be bolstered by an increasing non-interest revenue stream and strong loan demand. The deposit gathering challenges that have existed in the entire banking industry this year appear to be diminishing. We are encouraged on all fronts with our loan demand, increasing assets under management at Vantage and a strong core deposit base."

On September 7, 2005, National Penn Bancshares, Inc. of Boyertown, PA and Nittany Financial Corporation, announced that they had signed a definitive merger agreement under which National Penn Bancshares would combine with Nittany Financial in a transaction valued at approximately $96.5 million. It is anticipated that the merger, which will take place in the first quarter of 2006, will be transparent to the customers of Nittany Financial, except that Nittany Bank will be permitted to make larger loans, and that no employees will be displaced. Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College and Bellefonte, Pennsylvania. Nittany Bank began operations in October 1998 and currently operates five offices with 61 full-time equivalent employees. Nittany Bank offers a full range of financial services through its five offices, six ATMs, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com
                                                             -------------------
website.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's five offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee-based investment management services. Vantage currently manages approximately $325 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

National Penn Bancshares, Inc. filed a registration statement on Form S-4 in connection with the merger, and Nittany Financial intends to mail a proxy statement/prospectus to its shareholders in connection with the transaction. Investors and security holders of Nittany Financial are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about National Penn Bancshares, Nittany Financial, and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus may also be obtained from National Penn Bancshares or Nittany Financial. You may direct such a request to either of the following persons:

Sandra L. Spayd                                David Z. Richards Jr.
Corporate Secretary                            President and CEO
National Penn Bancshares, Inc.                 Nittany Financial Corporation
Philadelphia and Reading Avenues               116 East College Ave
Boyertown, PA  19512                           State College, PA 16801
(610) 369-6202                                 (814) 238-5724

National Penn Bancshares, Nittany Financial and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Nittany Financial in favor of the transaction. Information regarding the interests of these officers and directors in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 filed by National Penn Bancshares in connection with the transaction, and the proxy statement/prospectus mailed to the shareholders of Nittany Financial in connection with the transaction, each of National Penn Bancshares and Nittany Financial file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by National Penn Bancshares and Nittany Financial with the SEC are also available for free at the SEC's Web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from National Penn Bancshares or Nittany Financial.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

          NITTANY FINANCIAL CORP.
        CONSOLIDATED BALANCE SHEET

                                                                     September 30,     December 31,
                                                                         2005             2004
                                                                    -------------    -------------
                                                                       (unaudited)

ASSETS
     Cash and due from banks                                        $   1,311,483    $   1,094,763
     Interest-bearing deposits with other banks                        15,494,167       14,487,813
                                                                    -------------    -------------
     Cash and cash equivalents                                         16,805,650       15,582,576
     Investment securities available for sale                           1,717,756        2,084,223
     Investment securities held to maturity (estimated
       market value of $38,569,087 and $37,502,230)                    38,873,162       37,491,341
     Loans receivable (net of allowance for loan losses
       of $2,469,213 and $2,198,235)                                  270,523,560      235,428,568
     Premises and equipment                                             3,922,400        2,609,528
     Federal Home Loan Bank stock                                       4,309,900        2,066,100
     Intangible assets                                                  1,763,231        1,763,231
     Accrued interest and other assets                                  2,905,308        2,210,133
                                                                    -------------    -------------
             TOTAL ASSETS                                           $ 340,820,967    $ 299,235,700
                                                                    =============    =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  12,551,749    $  10,668,777
         Interest-bearing demand                                       28,387,104       25,614,681
         Money market                                                  35,439,254       43,191,121
         Savings                                                      122,451,170      157,200,274
         Time                                                          40,251,138       21,596,027
                                                                    -------------    -------------
            Total deposits                                            239,080,415      258,270,880
     Short-term borrowings                                             69,232,473       14,838,231
     Other borrowings                                                   5,003,068        7,180,612
     Accrued interest payable and other liabilities                     1,316,354        1,279,653
                                                                    -------------    -------------
             TOTAL LIABILITIES                                        314,632,310      281,569,376
                                                                    =============    =============

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                               --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 2,270,442 and 1,930,794 issued and outstanding         227,044          193,079
     Additional paid-in capital                                        20,378,456       14,339,979
     Retained earnings                                                  5,594,647        3,139,165
     Accumulated other comprehensive loss                                 (11,490)          (5,899)
                                                                    -------------    -------------
             TOTAL STOCKHOLDERS' EQUITY                                26,188,657       17,666,324
                                                                    -------------    -------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 340,820,967    $ 299,235,700
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                        Three months Ended           Nine months Ended
                                                           September 30,               September 30,
                                                         2005          2004          2005          2004
                                                      -----------    ----------   -----------   -----------
                                                           (unaudited)                  (unaudited)
INTEREST AND DIVIDEND INCOME
    Loans, including fees                             $ 4,090,536    $3,266,905   $11,411,040   $ 9,034,114
    Interest-bearing deposits with other banks             65,007        24,473       168,113        49,679
    Investment securities                                 414,472       371,767     1,251,574     1,114,783
                                                      -----------    ----------   -----------   -----------
          Total interest and dividend income            4,570,015     3,663,145    12,830,727    10,198,576
                                                      -----------    ----------   -----------   -----------

INTEREST EXPENSE
    Deposits                                            1,278,195     1,185,689     3,789,366     3,492,226
    Short-term borrowings                                 602,991         1,932     1,030,267        65,037
    Other borrowings                                       76,633       176,615       267,356       395,720
                                                      -----------    ----------   -----------   -----------
          Total interest expense                        1,957,819     1,364,236     5,086,989     3,952,983
                                                      -----------    ----------   -----------   -----------

NET INTEREST INCOME                                     2,612,196     2,298,909     7,743,738     6,245,593

Provision for loan losses                                  76,000       138,000       306,000       442,000
                                                      -----------    ----------   -----------   -----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                          2,536,196     2,160,909     7,437,738     5,803,593
                                                      -----------    ----------   -----------   -----------

NONINTEREST INCOME
    Service fees on deposit accounts                      180,384       177,863       521,630       498,231
    Investment security gain                                 --          32,707          --          32,707
    Asset management fees and commissions                 750,322       614,209     2,173,974     1,773,425
    Secondary market fees                                  82,047        17,758       200,965        65,145
    Other                                                  32,176         8,951        89,259        16,230
                                                      -----------    ----------   -----------   -----------
          Total noninterest income                      1,044,929       851,488     2,985,828     2,385,738
                                                      -----------    ----------   -----------   -----------

NONINTEREST EXPENSE
    Compensation and employee benefits                    718,847       730,611     2,174,035     2,168,606
    Occupancy and equipment                               213,561       186,363       589,997       540,492
    Professional fees                                      50,767        49,290       177,531       144,088
    Data processing fees                                  147,513       121,146       420,956       351,317
    Supplies, printing, and postage                        42,487        39,084       126,469       104,015
    Advertising                                            36,967        37,721       151,320       115,849
    ATM processing fees                                    41,425        36,191       114,783       106,044
    Solicitor fees                                        463,173       381,639     1,336,330     1,120,476
    Other                                                 246,603       205,537       737,199       545,706
                                                      -----------    ----------   -----------   -----------
          Total noninterest expense                     1,961,343     1,787,582     5,828,620     5,196,593
                                                      -----------    ----------   -----------   -----------

Income before income taxes                              1,619,782     1,224,815     4,594,946     2,992,738
Income taxes                                              563,000       427,000     1,611,030     1,061,000
                                                      -----------    ----------   -----------   -----------

NET INCOME                                            $ 1,056,782    $  797,815   $ 2,983,916   $ 1,931,738
                                                      ===========    ==========   ===========   ===========
DIVIDENDS PER SHARE                                   $      0.25           N/A   $      0.25           N/A
EARNINGS PER SHARE
    Basic                                             $      0.47          0.41   $      1.41          1.00
    Diluted                                                  0.45          0.38          1.32          0.93
WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                               2,193,701     1,924,621     2,101,778     1,924,621
    Diluted                                             2,304,330     2,080,438     2,242,872     2,078,490